OASIS PETROLEUM INC.
AMENDED AND RESTATED
2010 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Restricted Stock Award Grant Notice (“Notice of Grant”) by and between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and you (“you” or “Service Provider”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Notice of Grant or the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (the “Plan”), as applicable.
WHEREAS, the Company has adopted the Plan under which the Company is authorized to grant shares of Restricted Stock to Eligible Persons, including certain employees and service providers of the Company;
WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company agrees to grant you the Restricted Stock Award;
WHEREAS, a copy of the Plan and the Notice of Grant have both been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein; and
WHEREAS, you desire to accept the Restricted Stock Award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services to the Company, an Award consisting of the aggregate number of shares of Stock set forth in the Notice of Grant in accordance with the terms and conditions set forth in this Agreement, the Notice of Grant, and the Plan.
2.    Rights of Service Provider. The Company shall evidence the shares of Restricted Stock in the manner that it deems appropriate. The Company may issue in your name a certificate or certificates representing the shares of Restricted Stock granted pursuant to this Agreement and retain that certificate or those certificates until the restrictions on such shares of Restricted Stock granted pursuant to this Agreement expire as contemplated in Section 5 of this Agreement or are forfeited as contemplated in Sections 4 and 6. If the Company certificates the shares of Restricted Stock granted pursuant to this Agreement, you shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the shares of Restricted Stock granted pursuant to this Agreement and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for such shares of Restricted Stock are delivered to you, (b) such shares of Restricted Stock are otherwise transferred to you free of restrictions, or (c) such shares of Restricted Stock are canceled and forfeited pursuant to this Agreement.
3.    Ownership of Shares of Restricted Stock. From and after the time the shares of Restricted Stock granted pursuant to this Agreement are issued in your name, you will be entitled to all the rights of absolute ownership of such shares of Restricted Stock, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement, the Notice of Grant, and the Plan; provided, however, that each dividend payment will be made no later than the 30th day following the date such dividend payment is made to stockholders generally.
4.    Restrictions; Forfeiture. Except as provided in the Plan, the Restricted Stock Award is restricted in that it may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. The Restricted Stock Award is also restricted in the sense that it may be forfeited to the Company (the “Forfeiture Restrictions”). You hereby agree that if the Restricted Stock Award is forfeited, as provided in Section 6, the Company shall have the right to deliver the forfeited shares of Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.
5.    Expiration of Restrictions and Risk of Forfeiture. The Forfeiture Restrictions will expire and the Restricted Stock Award will become transferable and nonforfeitable as set forth in the Notice of Grant, provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable dates set forth therein.
6.    Termination of Services.
(a)    Termination Generally. Subject to Section 6(b) and 6(c) below, if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then the portion of the Restricted Stock Award for which the Forfeiture Restrictions have not lapsed as of the date of termination shall become null and void and such shares of Restricted Stock shall be forfeited to the Company. The portion of the Restricted Stock Award granted pursuant to this Agreement for which the Forfeiture Restrictions have lapsed as of the date of such termination shall not be forfeited to the Company.
(b)    Death or Disability. Notwithstanding Section 6(a), if your employment or service relationship with the Company or any of its Subsidiaries is terminated due to your death or Disability, then the Forfeiture Restrictions on the Restricted Stock Award shall immediately lapse, and the Restricted Stock Award will be fully vested as of such termination. For purposes of this Agreement, “Disability” shall have the meaning given to such term in, and shall be determined pursuant to, the provision of any employment agreement between you and the Company or its Subsidiaries; provided, however, that if there is no existing employment agreement between you and the Company or its Subsidiaries, the term “Disability” shall mean your inability to perform the essential functions of your position with or without reasonable accommodation, if required by law, due to physical or mental impairment. Further, if the meaning of Disability is not addressed in any employment agreement between you and the Company, (i) the existence of any such Disability shall be certified at the Company’s discretion by either the disability carrier of the Company or a physician chosen by the Company, in its sole discretion, and (ii) in no event will your employment be terminated as a result of Disability, unless otherwise agreed to by you and the Company, until the disability carrier or physician chosen by the Company (as applicable) certifies that the physical or mental condition can be expected to result in death or can be expected to last for a continuous period of not less than 180 consecutive days and the Company has provided you with written notice of termination.
(c)    Effect of Employment Agreement or Plan. Except as provided in Section 6(b), in the event of any inconsistency between Section 6(a) and the terms of (i) any employment agreement entered into by and between you and the Company or its Subsidiaries, (ii) the terms of the Company’s Executive Change in Control and Severance Benefit Plan, to the extent you are a participant, or (iii) any similar or successor plan, to the extent you are a participant (together, the “Employee Agreements”), the terms of the Employee Agreements shall control. For the avoidance of doubt, with respect to the vesting of the Restricted Stock Award upon your death or Disability, the provisions of Section 6(b) shall control over the terms of the Employee Agreements.
7.    Leave of Absence. With respect to the Restricted Stock Award, the Company may, in its sole discretion, determine that if you are on a leave of absence for any reason, you will be considered to still be in the employ of, or providing services for, the Company; provided, that rights to the Restricted Stock Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
8.    Delivery of Stock. Promptly following the expiration of the Forfeiture Restrictions, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of shares of Stock as to which the Forfeiture Restrictions have lapsed, free of any restricted legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be required pursuant to Section 9. The value of such shares of Stock shall not bear any interest owing to the passage of time.
9.    Payment of Taxes. The Company may require you to pay to the Company an amount the Company deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Restricted Stock Award. With respect to any required tax withholding, the Company shall withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; provided, that the Committee, in its discretion (which discretion may not be delegated), may disallow satisfaction of the Company’s tax withholding obligations using the foregoing method, in which case the Company may require you to satisfy any current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award by such other method or methods specified by the Company. In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
10.    Compliance with Securities Laws; Company Policies. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock (including shares of Restricted Stock) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless Section 01.%2 a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares of Stock issued or Section 02.%2 in the opinion of legal counsel to the Company, the shares of Stock issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from the applicable securities exchange or any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the issuance and sale of any shares of Stock subject to the Restricted Stock Award will relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, securities exchanges, and other appropriate Persons to make shares of Stock available for issuance. You hereby agree not to sell any shares of Stock acquired pursuant to this Restricted Stock Award in violation of the Company’s securities trading policy or in violation of any federal, state or foreign law.
11.    Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 and 10 of this Agreement on all certificates representing shares issued with respect to this Restricted Stock Award.
12.    Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.
13.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
14.    No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Award.

15.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
16.    No Guarantee of Interests. The Board and the Company do not guarantee the Stock from loss or depreciation.
17.    Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
18.    Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the Person to whom it is properly addressed or if earlier the date it is sent via certified United States mail or reputable overnight delivery service (charges prepaid).
19.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
20.    Successors. The Company may assign any of its rights under this Agreement without your consent. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement and the Forfeiture Restrictions shall be binding upon and enforceable against you and your beneficiaries, executors, administrators and the Person(s) to whom the Restricted Stock Award may be transferred by will or the laws of descent or distribution.
21.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.    Company Action. Any action required of the Company shall be by resolution of the Board or by a Person or entity authorized to act by resolution of the Board or Committee.
23.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
24.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the state of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
25.    Consent to Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Award or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
26.    Amendment. This Agreement may be amended by the Board or by the Committee at any time in a manner consistent with Section 10(c) of the Plan.
27.    Terms of Agreement. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in this Agreement, the Plan and the Notice of Grant. Except as provided in Section 6 of this Agreement, together, the Agreement, Plan and Notice of Grant constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the shares of Restricted Stock granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
28.    Clawback. Notwithstanding anything to the contrary herein or in the Plan, the Restricted Stock Award may be cancelled and you may be required to reimburse the Company for any realized gains with respect to the Restricted Stock Award to the extent required by applicable law (including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), the rules of any applicable stock exchange, or any clawback policy of the Company.
[Remainder of page intentionally left blank]

6